Exhibit 99.1

Walgreens Boots Alliance Reports Fiscal Year 2023 Earnings

Company Appoints Tim Wentworth as Chief Executive Officer

Fourth quarter and fiscal year financial highlights

•

Fourth quarter loss per share* was $0.21 versus $0.48 in the year-ago quarter; adjusted earnings per share (EPS*) was $0.67, down 18.0 percent on a constant currency basis, reflecting a 23.5 percent headwind from significantly lower COVID-19 vaccine and testing volumes

•

Fiscal 2023 loss per share was $3.57 compared with $5.01 earnings per share in the year-ago period; adjusted EPS was $3.98, down 20.3 percent on a constant currency basis, impacted by a 20.7 percent headwind from significantly lower COVID-19 vaccine and testing volumes

•	Fourth quarter sales increased 9.2 percent year-over-year to $35.4 billion, up 8.3 percent on a constant currency basis
•	Fiscal 2023 sales increased 4.8 percent to $139.1 billion, up 5.6 percent on a constant currency basis

Fiscal 2024 guidance1

•	Expecting fiscal 2024 adjusted EPS of $3.20 to $3.50, with underlying earnings growth more than offset by lower sale and leaseback contribution, a higher tax rate, and lower COVID-19 contribution
•	Expecting U.S. Healthcare adjusted EBITDA to be breakeven at the midpoint of the guidance range of ($50) to $50 million
•	Not providing guidance beyond fiscal 2024; continuing to evaluate macroeconomic trends and challenges, and expecting to provide long-term guidance, if any, in the future

DEERFIELD, Ill., Oct. 12, 2023 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced financial results for the fiscal year and fourth quarter that ended Aug. 31, 2023.

Interim Chief Executive Officer Ginger Graham said:

“Our performance this year has not reflected WBA’s strong assets, brand legacy, or our commitment to our customers and patients. In just six weeks, we have taken a number of steps to align our cost structure with our business performance, including planned cost reductions of at least $1 billion, and lowered capital expenditures by approximately $600 million. We anticipate seeing the impact of these actions in fiscal 2024, beginning in the second quarter. We are also intently focused on accelerating our profitability in the U.S. Healthcare segment. As we welcome our new Chief Executive Officer, Tim Wentworth, who brings deep healthcare experience and the skills needed to propel WBA forward, along with the support of the Board, I am confident in our company’s future and the ability to deliver greater value to our customers, shareholders, partners, and employees.”

[1]

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure

Overview of Fourth Quarter Results

WBA fourth quarter sales increased 9.2 percent from the year-ago quarter to $35.4 billion, an increase of 8.3 percent on a constant currency basis, reflecting sales growth in the U.S. Retail Pharmacy and International segments, and sales contribution from the U.S. Healthcare segment.

Fourth quarter operating loss was $450 million compared to an operating loss of $822 million in the year-ago quarter. Operating loss in the current quarter reflects certain legal and regulatory accruals and settlements, and higher costs related to the Transformational Cost Management Program. Year over year improvement in operating loss is due to lapping a $783 million non-cash impairment charge related to intangible assets in Boots UK in the year-ago quarter. Adjusted operating income was $683 million, a decrease of 9.8 percent on a constant currency basis, reflecting lower volumes of COVID-19 vaccinations and testing, and lower levels of sale leaseback contribution, partly offset by improvements in underlying U.S. pharmacy, lower incentive accruals, strong International growth, and improved profitability in U.S. Healthcare.

Net loss in the fourth quarter was $180 million compared to a net loss of $415 million in the year-ago quarter, primarily driven by a lower operating loss. Adjusted net earnings decreased 17.1 percent to $575 million, down 18.1 percent on a constant currency basis, primarily driven by lower adjusted operating income and a higher adjusted effective tax rate primarily due to timing and release of valuation allowance related to capital loss carryforwards in the year-ago quarter.

Loss per share was $0.21, compared to a loss per share of $0.48 in the year-ago quarter. Adjusted earnings per share decreased 17.0 percent to $0.67, reflecting a decrease of 18.0 percent on a constant currency basis.

Net cash provided by operating activities was $1.0 billion in the fourth quarter and free cash flow was $549 million, a $956 million increase compared with the year-ago quarter driven primarily by phasing of working capital, partially offset by opioid settlement payments.

Overview of Fiscal Year Results

Sales in fiscal 2023 were $139.1 billion, an increase of 4.8 percent from the year-ago period, and an increase of 5.6 percent on a constant currency basis, reflecting sales growth in the U.S. Retail Pharmacy and International segments, and sales contribution from the U.S. Healthcare segment.

Operating loss in fiscal 2023 was $6.9 billion compared to operating income of $1.4 billion in the year-ago period. Operating loss in the period reflects a $6.8 billion pre-tax charge for opioid-related claims and litigation, partly offset by higher Boots UK intangible assets impairment charges in the year ago period. Adjusted operating income was $3.9 billion, a decrease of 24.1 percent on a constant currency basis, reflecting a COVID-19 headwind of 23.3 percent and planned payroll investments in U.S. Retail Pharmacy, partly offset by lower incentive accruals, International growth and improved retail contributions in the U.S.

Net loss in fiscal 2023 was $3.1 billion, compared with net earnings of $4.3 billion in the year-ago period. This decrease is driven by a $5.5 billion after-tax charge for opioid-related claims and litigation in the period and lapping of a $2.5 billion after-tax gain on the Company’s investments in VillageMD and Shields Health Solutions in the year-ago period, partly offset by a $1.7 billion after-tax gain from the partial sale of the Company’s investments in Cencora and the complete sale of the Company’s investment in Option Care Health. Adjusted net earnings were $3.4 billion, a decrease of 20.5 percent on a constant currency basis, primarily driven by lower adjusted operating income.

Loss per share for fiscal 2023 decreased to $3.57, compared with EPS of $5.01 in the year-ago period. Adjusted EPS was $3.98, a decrease of 20.9 percent on a reported basis and a decrease of 20.3 percent on a constant currency basis.

Net cash provided by operating activities was $2.3 billion in fiscal 2023. Free cash flow was $0.7 billion, a decrease of $1.5 billion from fiscal 2022 driven by lower earnings, opioid settlement payments, and increased capital expenditures including growth initiatives related to U.S. pharmacy and U.S. Healthcare.

Business Segments

U.S. Retail Pharmacy

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Sales	$27,666	$26,683	$110,314	$109,078
Adjusted operating income ***	$554	$786	$3,689	$5,029

The U.S. Retail Pharmacy segment had fourth quarter sales of $27.7 billion, an increase of 3.7 percent from the year-ago quarter. Comparable sales increased 5.7 percent from the year-ago quarter.

Pharmacy sales increased 6.4 percent compared to the year-ago quarter. Comparable pharmacy sales increased 9.2 percent in the fourth quarter, aided by higher brand inflation and mix impacts. Comparable prescriptions filled in the fourth quarter increased 0.9 percent while comparable prescriptions excluding immunizations increased 1.6 percent compared with the year-ago quarter. Total prescriptions filled in the quarter, including immunizations, adjusted to 30-day equivalents, decreased 0.5 percent to 297 million, impacted by lower market growth due to a weaker respiratory season.

Retail sales decreased 4.3 percent and comparable retail sales decreased 3.3 percent versus the year-ago quarter, reflecting macroeconomic-driven consumer pressure, a 1.0 percentage point impact from a weaker respiratory season and a 1.6 percentage point impact from lower sales of COVID-19 OTC test kits.

Adjusted operating income decreased 29.4 percent to $554 million compared to $786 million in the year-ago quarter, reflecting reduced COVID-19 contributions (estimated $215 million) and lower levels of benefits from the sale and leaseback program, partly offset by underlying pharmacy gross profit and lower incentive accruals.

International

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Sales	$5,784	$5,144	$22,198	$21,830
Adjusted operating income ***	$259	$163	$935	$726

The International segment had fourth quarter sales of $5.8 billion, an increase of 12.4 percent from the year-ago quarter, including a favorable currency impact of 5.7 percent. Sales increased 6.7 percent on a constant currency basis, with Boots UK sales growing 10.9 percent, and the Company’s Germany wholesale business sales growing 3.5 percent.

Boots UK comparable pharmacy sales increased 9.9 percent compared with the year-ago quarter. Boots UK comparable retail sales increased 11.7 percent compared to the year-ago quarter, with growth across all categories and footfall improving 4 percent. Boots.com continued to perform strongly with sales growing 28.9 percent, representing over 13 percent of Boots total retail sales.

Adjusted operating income increased 59.0 percent to $259 million, an increase of 52.2 percent on a constant currency basis, reflecting gross profit growth across all markets, led by strong retail sales in the UK and pharmacy margin.

U.S. Healthcare

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Sales	$1,972	$622	$6,570	$1,795
Operating loss	$(294)	$(338)	$(1,725)	$(829)
Adjusted operating loss ***	$(83)	$(151)	$(566)	$(370)
Adjusted EBITDA (Non-GAAP measure)	$(30)	$(133)	$(376)	$(312)

The U.S. Healthcare segment had fourth quarter sales of $2.0 billion, reflecting the acquisition of CareCentrix, the acquisition of Summit Health by VillageMD, and pro forma growth in all businesses. On a pro forma basis, the segment’s businesses grew sales at a combined rate of 19 percent in the quarter. VillageMD grew 17 percent, reflecting existing clinic growth and clinic footprint expansion. CareCentrix grew pro forma sales 24 percent due to additional service offerings and expansion into additional markets with existing partners. Shields grew 29 percent, driven by key contract wins, further expansion of existing partnerships, and strong executional focus.

Operating loss in the quarter of $294 million compared to $338 million in the prior year period. Adjusted operating loss, which excludes certain costs related to stock compensation expense and amortization of acquired intangible assets, was $83 million compared to $151 million in the year-ago quarter. Fourth quarter adjusted EBITDA loss of $30 million improved by $103 million versus the prior year quarter. Improvement in adjusted operating loss versus the year ago quarter was driven by growth at Shields and CareCentrix, and cost management at Walgreens Health.

Fiscal 2024 Outlook

2024
Sales	$141.0 to $145.0 Billion
Adjusted operating income (Non-GAAP measure)	$3.4 to $3.7 Billion
Adjusted EPS (Non-GAAP measure)	$3.20 to $3.50

For fiscal 2024, Walgreens Boots Alliance expects adjusted EPS of $3.20 to $3.50 reflecting incremental cost savings across the business and accelerating profitability in U.S. Healthcare, more than offset by lower sale and leaseback contribution, a higher tax rate, and lower COVID-19 contribution.

The Company expects U.S. Healthcare adjusted EBITDA to be breakeven at the midpoint of the guidance range of ($50) to $50 million.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, such as unusual one-time charges, tax expenses, and material litigation expenses, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call

WBA will hold a conference call to discuss fourth quarter and fiscal 2023 earnings results beginning at 8:30 a.m. Eastern time today, Oct. 12, 2023. A live simulcast as well as related presentation materials will be available through WBA’s investor relations website at: https://investor.walgreensbootsalliance.com. A replay of the conference will be archived on the website for at least 12 months after the event.

*All references to net earnings or net loss are to net earnings or net loss attributable to WBA, and all references to EPS are to diluted EPS attributable to WBA.

**“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

*** The Company uses Adjusted operating income (loss) as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying segment performance and trends. The consolidated WBA measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Cautionary Note Regarding Forward-Looking Statements: This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including our fiscal year 2024 outlook, our long-term growth outlook and targets and related assumptions and drivers, as well as forward-looking statements concerning future leadership and the expected execution and effect of our business strategies, including the potential impacts on our business of COVID-19, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management Program and expansion and future operating and financial results of our U.S. Healthcare segment, including our long-term sales targets and profitability expectations. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “preliminary outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” continue,” “transform,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” “commentary,” “potential,” “preliminary,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated.

These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2023 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities.

A trusted, global innovator in retail pharmacy with approximately 13,000 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The company is reimagining local healthcare and well-being for all as part of its purpose — to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare. WBA employs more than 331,000 people and has a presence in nine countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company, Benavides in Mexico and Ahumada in Chile.

Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to being an inclusive workplace. In fiscal 2023, the Company received a score of 100 from the Human Rights Campaign’s Corporate Equality Index, scored 100 percent on the Disability Equality Index for disability inclusion and was named Disability:IN’s 2023 Employer of the Year. In addition, WBA has been recognized for its commitment to operating sustainably as the company is an index component of the Dow Jones Sustainability Indices (DJSI).

More Company information is available at www.walgreensbootsalliance.com.

(WBA-ER)

Media Relations	Contact

U.S. / Jim Cohn	+1 224 813 9057

International	+44 (0)20 7980 8585

Investor Relations	Contact

Tiffany Kanaga	+1 847 315 2922

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Sales	$35,422	$32,449	$139,081	$132,703
Cost of sales	28,947	26,038	112,009	104,437

Gross profit	6,475	6,410	27,072	28,265
Selling, general and administrative expenses	6,991	7,320	34,205	27,295
Equity earnings in Cencora	65	88	252	418

Operating (loss) income	(450)	(822)	(6,882)	1,387
Other income, net	231	169	2,043	2,998

(Loss) earnings before interest and income tax benefit	(220)	(652)	(4,839)	4,385
Interest expense, net	155	105	580	400

(Loss) earnings before income tax benefit	(375)	(758)	(5,419)	3,985
Income tax benefit	(151)	(235)	(1,858)	(30)
Post-tax earnings from other equity method investments	16	21	33	50

Net (loss) earnings	(208)	(501)	(3,528)	4,065
Net loss attributable to non-controlling interests	(28)	(86)	(448)	(271)

Net (loss) earnings attributable to Walgreens Boots Alliance, Inc.	$(180)	$(415)	$(3,080)	$4,337

Net (loss) earnings per common share:
Basic	$(0.21)	$(0.48)	$(3.57)	$5.02
Diluted	$(0.21)	$(0.48)	$(3.57)	$5.01

Weighted average common shares outstanding:
Basic	864.3	864.5	863.2	864.4
Diluted	864.3	864.5	863.2	865.9

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	August 31, 2023	August 31, 2022
Assets
Current assets:
Cash and cash equivalents	$728	$1,358
Marketable securities	11	1,114
Accounts receivable, net	5,381	5,017
Inventories	8,257	8,353
Other current assets	1,127	1,059

Total current assets	15,503	16,902
Non-current assets:
Property, plant and equipment, net	11,587	11,729
Operating lease right-of-use assets	21,667	21,259
Goodwill	28,187	22,280
Intangible assets, net	13,635	10,730
Equity method investments	3,497	5,495
Other non-current assets	2,550	1,730

Total non-current assets	81,125	73,222

Total assets	$96,628	$90,124

Liabilities, redeemable non-controlling interests and equity
Current liabilities:
Short-term debt	$917	$1,059
Trade accounts payable	12,635	11,255
Operating lease obligations	2,347	2,286
Accrued expenses and other liabilities	8,426	7,899
Income taxes	209	84

Total current liabilities	24,535	22,583
Non-current liabilities:
Long-term debt	8,145	10,615
Operating lease obligations	22,124	21,517
Deferred income taxes	1,318	1,442
Accrued litigation obligations	6,261	551
Other non-current liabilities	5,757	3,009

Total non-current liabilities	43,605	37,134

Redeemable non-controlling interests	167	1,042
Total equity	28,322	29,366

Total liabilities, redeemable non-controlling interests and equity	$96,628	$90,124

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Twelve months ended August 31,
	2023	2022
Cash flows from operating activities:
Net (loss) earnings	$(3,528)	$4,065
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	2,257	1,990
Deferred income taxes	(2,371)	(366)
Stock compensation expense	385	391
Earnings from equity method investments	(286)	(468)
Impairment of intangibles and long-lived assets	1,293	1,214
Loss on early extinguishment of debt	—	6
Gain on previously held investment interests	—	(2,576)
Gain on sale of equity method investments	(1,855)	(559)
Gain on sale-leaseback transactions	(925)	(619)
Other	(157)	326
Changes in operating assets and liabilities:
Accounts receivable, net	72	808
Inventories	287	(433)
Other current assets	(188)	(72)
Trade accounts payable	1,243	244
Accrued expenses and other liabilities	(561)	(138)
Income taxes	441	(51)
Accrued litigation obligations	6,378	—
Other non-current assets and liabilities	(228)	137

Net cash provided by operating activities	2,258	3,899
Cash flows from investing activities:
Additions to property, plant and equipment	(2,117)	(1,734)
Proceeds from sale-leaseback transactions	1,767	1,308
Proceeds from sale of other assets	4,495	1,334
Business, investment and asset acquisitions, net of cash acquired	(7,313)	(2,189)
Other	75	216

Net cash used for investing activities	(3,094)	(1,064)
Cash flows from financing activities:
Net change in short-term debt with maturities of 3 months or less	(1)	(11)
Proceeds from debt	6,276	11,958
Payments of debt	(8,978)	(8,360)
Acquisition of non-controlling interests	(1,316)	(2,108)
Proceeds from issuance of non-controlling interests	2,725	—
Proceeds from variable prepaid forward	2,568	—
Treasury stock purchases	(150)	(187)
Proceeds related to employee stock plans, net	45	27
Cash dividends paid	(1,659)	(1,659)
Early debt extinguishment	—	(1,591)
Other	(396)	432

Net cash used for financing activities	(887)	(1,499)
Effect of exchange rate changes on cash, cash equivalents, marketable securities and restricted cash	20	(47)
Changes in cash, cash equivalents, marketable securities and restricted cash
Net (decrease) increase in cash, cash equivalents, marketable securities and restricted cash	(1,702)	1,288
Cash, cash equivalents, marketable securities and restricted cash at beginning of period	2,558	1,270

Cash, cash equivalents, marketable securities and restricted cash at end of period	$856	$2,558

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

REGARDING NON-GAAP FINANCIAL MEASURES

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The Company has provided the non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.

These supplemental non-GAAP financial measures are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the Company’s historical operating results. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, such as unusual one-time charges, tax expenses, and material litigation expenses, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Constant currency

The Company also presents certain information related to current period operating results in “constant currency,” which is a non-GAAP financial measure. These amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The Company presents such constant currency financial information because it has significant operations outside of the U.S. transacting in currencies other than the U.S. dollar and this presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations.

Comparable sales

For the Company’s U.S. Retail Pharmacy and International segments, Comparable sales are defined as sales from stores that have been open for at least twelve consecutive months without closure for seven or more consecutive days, including due to looting or store damage, and without a major remodel or being subject to a natural disaster, in the past twelve months as well as e-commerce sales. E-commerce sales include digitally initiated sales online or through mobile applications. Relocated stores are not included as comparable sales for the first twelve months after the relocation. Acquired stores are not included as comparable sales for the first twelve months after acquisition or conversion, when applicable, whichever is later. Comparable sales, comparable pharmacy sales, comparable retail sales, comparable number of prescriptions and comparable number of 30-day equivalent prescriptions refer to total sales, pharmacy sales, retail sales, number of prescriptions and number of 30-day equivalent prescriptions, respectively. The method of calculating comparable sales varies across the retail industry and our method of calculating comparable sales may not be the same as other retailers’ methods.

With respect to the International segment, comparable sales, comparable pharmacy sales and comparable retail sales, are presented on a constant currency basis, which is a non-GAAP financial measure. Refer to the discussion above in “Constant currency” for further details on constant currency calculations.

Key Performance Indicators

The Company considers certain metrics, such as comparable sales (in constant currency), comparable pharmacy sales (in constant currency), comparable retail sales (in constant currency), comparable number of prescriptions, and comparable 30-day equivalent prescriptions to be key performance indicators because the Company’s management has evaluated its results of operations using these metrics and believes that these key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in its historical operating results. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies.

NET (LOSS) EARNINGS TO ADJUSTED NET EARNINGS AND DILUTED NET (LOSS) EARNINGS PER SHARE TO ADJUSTED DILUTED NET EARNINGS PER SHARE

	(in millions, except per share amounts)
	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Net (loss) earnings attributable to Walgreens Boots Alliance, Inc. (GAAP)	$(180)	$(415)	$(3,080)	$4,337

Adjustments to operating (loss) income:
Certain legal and regulatory accruals and settlements [1]	217	34	7,466	768
Transformational cost management [2]	485	305	1,181	763
Acquisition-related amortization [3]	275	239	1,126	855
Acquisition-related costs [4]	65	69	323	223
Impairment of intangible assets [5]	—	783	299	783
Adjustments to equity earnings in Cencora [6]	33	63	211	218
LIFO provision [7]	97	71	187	135
Store damage and inventory loss insurance recovery [8]	(40)	—	(40)	—
Total adjustments to operating (loss) income	1,133	1,565	10,752	3,746

Adjustments to other income, net:
Impairment of equity method investment and investments in debt and equity securities [9]	—	—	—	190
Loss on disposal of business [10]	34	—	34	38
(Gain) loss on certain non-hedging derivatives [11]	(45)	—	(19)	1
Gain on investments, net [12]	(32)	—	(109)	(2,576)
Gain on sale of equity method investment [13]	(163)	(138)	(1,855)	(559)
Total adjustments to other income, net	(207)	(138)	(1,949)	(2,906)

Adjustments to interest expense, net:
Early debt extinguishment [14]	—	—	—	4
Total adjustments to interest expense, net	—	—	—	4

Adjustments to income tax benefit:
Equity method non-cash tax [15]	11	16	44	70
Tax impact of adjustments [15]	(219)	(285)	(2,187)	(752)
Total adjustments to income tax benefit	(208)	(270)	(2,143)	(681)

Adjustments to post-tax earnings from other equity method investments:
Adjustments to earnings in other equity method investments [16]	9	9	40	58
Total adjustments to post-tax earnings from other equity method investments	9	9	40	58

Adjustments to net loss attributable to non-controlling interests:
Discrete tax items [15]	108	—	108	—
Transformational cost management [2]	—	—	—	(1)
Early debt extinguishment [14]	—	—	—	(1)
Loss on business disposition [10]	(14)	—	(14)	—
Acquisition-related costs [4]	(10)	(13)	(80)	(32)
Acquisition-related amortization [3]	(56)	(45)	(196)	(164)
Total adjustments to net loss attributable to non-controlling interests	28	(58)	(182)	(198)
Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. (Non-GAAP measure)	$575	$694	$3,439	$4,360

Diluted net (loss) earnings per common share (GAAP) [17]	$(0.21)	$(0.48)	$(3.57)	$5.01
Adjustments to operating (loss) income	1.31	1.81	12.45	4.33
Adjustments to other income, net	(0.24)	(0.16)	(2.26)	(3.36)
Adjustments to interest expense, net	—	—	—	0.01
Adjustments to income tax benefit	(0.24)	(0.31)	(2.48)	(0.79)
Adjustments to post-tax earnings from other equity method investments	0.01	0.01	0.05	0.07
Adjustments to net loss attributable to non-controlling interests	0.03	(0.07)	(0.21)	(0.23)
Adjusted diluted net earnings per common share (Non-GAAP measure) [18]	$0.67	$0.80	$3.98	$5.04

Weighted average common shares outstanding, diluted (in millions) [18]	864.3	865.3	864.0	865.9

[1]

Certain legal and regulatory accruals and settlements relate to significant charges associated with certain legal proceedings, including legal defense costs. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Selling, general and administrative expenses within the Consolidated Statement of Earnings. In fiscal 2023, the Company recorded charges related to the opioid litigation settlement frameworks and certain other legal matters. In fiscal 2022, the Company recorded charges related to a settlement agreement with the State of Florida to resolve all claims related to the distribution and dispensing of prescription opioid medications across the Company’s pharmacies in the State of Florida.

[2]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Statement of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[3]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded within Selling, general and administrative expenses. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[4]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in operating income within the Consolidated Statement of Earnings. Examples of such costs include deal costs, severance, stock compensation and employee transaction success bonuses. These charges are primarily recorded within Selling, general and administrative expenses. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[5]

Impairment of intangible assets do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Selling, general and administrative expenses. In fiscal 2023, the Company recognized a $431 million impairment of pharmacy license intangible assets in Boots UK of which $132 million was attributed to additional store closures recognized as part of the Transformational Cost Management Program. In fiscal 2022, the Company recorded an impairment loss of $783 million, related to indefinite-lived pharmacy license and trade name intangible assets in the Boots reporting unit, part of the International segment.

[6]	Adjustments to equity earnings in Cencora consist of the Company’s proportionate share of non-GAAP adjustments reported by Cencora consistent with the Company’s non-GAAP measures.

[7]

The Company’s U.S. Retail Pharmacy segment inventory is accounted for using the last-in-first-out (“LIFO”) method. This adjustment represents the impact on cost of sales as if the U.S. Retail Pharmacy segment inventory is accounted for using first-in first-out (“FIFO”) method. The LIFO provision is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences. Therefore, the Company cannot control the amounts recognized or timing of these items.

[8]	Store damage and inventory loss insurance recovery for losses incurred in fiscal 2020 as a result of looting in the U.S.

[9]

Impairment of equity method investment and investments in debt and equity securities includes impairment of certain investments. The Company excludes these charges when evaluating operating performance because these do not relate to the ordinary course of the Company’s business and it does not incur such charges on a predictable basis. Exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Other income, net.

[10]	Includes losses related to the sale of businesses. These charges are recorded to Other income, net, in the Consolidated Statement of Earnings.

[11]

Includes fair value gains or losses on the variable prepaid forward derivatives and certain derivative instruments used as economic hedges of the Company’s net investments in foreign subsidiaries. These charges are recorded within Other income, net. The Company does not believe this volatility related to the mark-to-market adjustments on the underlying derivative instruments reflects the Company’s operational performance.

[12]

Includes significant gains resulting from the change in classification of investments as well as fair value adjustments recorded on investments in equity securities to Other income, net. In fiscal 2023, the Company recorded pre-tax gains of $109 million related to the change in classification of its previously held equity method investment in Option Care Health to an investment in equity security held at fair value and subsequent related fair value adjustments. In fiscal 2022, the Company recorded pre-tax gains of $2.2 billion and $402 million for VillageMD and Shields, respectively, related to the change in classification of previously held minority equity interests and debt securities to fair value on business combinations. These gains were recorded in Other income, net.

[13]

In fiscal 2023 and 2022, the Company recorded gains within Other income, net within the Consolidated Statement of Earnings resulting from the partial sale of its investments in Cencora and full sale of its equity method investment in Option Care Health.

[14]

In fiscal 2022, the Company incurred a $4 million loss in connection with the early extinguishment of debt related to the integration of Shields. The Company excludes these charges as related activities do not reflect the Company’s ongoing financial performance.

[15]

Adjustments to income tax benefit include adjustments to the GAAP basis tax benefit commensurate with non-GAAP adjustments and certain discrete tax items including UK tax law changes and equity method non-cash tax. These charges are recorded within income tax benefit.

[16]

Adjustments to post-tax earnings from other equity method investments consist of the proportionate share of certain equity method investees’ non-cash items or unusual or infrequent items consistent with the Company’s non-GAAP adjustments. These charges are recorded within post-tax earnings from other equity method investments. Although the Company may have shareholder rights and board representation commensurate with its ownership interests in these equity method investees, adjustments relating to equity method investments are not intended to imply that the Company has direct control over their operations and resulting revenue and expenses. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all revenue and expenses of these equity method investees.

[17]

Due to the anti-dilutive effect resulting from the reported net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share for the three months ended August 31, 2022, and for the three and twelve months ended August 31, 2023.

[18]	Includes impact of potentially dilutive securities in the calculation of weighted-average common shares, diluted for adjusted diluted net earnings per common share calculation purposes.

NON-GAAP RECONCILIATIONS BY SEGMENT

	(in millions)
	Three months ended August 31, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$27,666	$5,784	$1,972	$—	$35,422
Gross profit (GAAP)	$5,077	$1,284	$114	$—	$6,475
LIFO provision	97	—	—	—	97
Acquisition-related amortization	5	—	32	—	38
Store damage and inventory loss insurance recovery	(14)	—	—	—	(14)
Adjusted gross profit (Non-GAAP measure)	$5,166	$1,284	$147	$—	$6,596

Selling, general and administrative expenses (GAAP)	$5,460	$1,061	$409	$61	$6,991
Transformational cost management	(462)	(16)	(2)	(5)	(485)
Acquisition-related amortization	(80)	(16)	(141)	—	(237)
Certain legal and regulatory accruals and settlements	(217)	—	—	—	(217)
Acquisition-related costs	(16)	(5)	(36)	(9)	(65)
Store damage and inventory loss insurance recovery	25	—	—	—	25

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,710	$1,025	$230	$48	$6,012

Operating (loss) income (GAAP)	$(317)	$222	$(294)	$(61)	$(450)

Transformational cost management	462	16	2	5	485
Acquisition-related amortization	86	16	173	—	275
Certain legal and regulatory accruals and settlements	217	—	—	—	217
LIFO provision	97	—	—	—	97
Acquisition-related costs	16	5	36	9	65

Adjustments to equity earnings in Cencora	33	—	—	—	33
Store damage and inventory loss insurance recovery	(40)	—	—	—	(40)

Adjusted operating income (loss) (Non-GAAP measure)	$554	$259	$(83)	$(48)	$683

Gross margin (GAAP)	18.4%	22.2%	5.8%		18.3%
Adjusted gross margin (Non-GAAP measure)	18.7%	22.2%	7.4%		18.6%
Selling, general and administrative expenses percent to sales (GAAP)	19.7%	18.3%	20.7%		19.7%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.0%	17.7%	11.7%		17.0%
Operating margin [2]	(1.4) %	3.8%	(14.9) %		(1.5) %
Adjusted operating margin (Non-GAAP measure) [2]	1.6%	4.5%	(4.2) %		1.6%

[1]

Operating loss for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two month reporting lag, operating loss for the three month period ended August 31, 2023 includes Cencora equity earnings for the period of April 1, 2023 through June 30, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

NON-GAAP RECONCILIATIONS BY SEGMENT

	( in millions)
	Three months ended August 31, 2022
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$26,683	$5,144	$622	$—	$32,449
Gross profit (loss) (GAAP)	$5,337	$1,110	$(37)	$—	$6,410
LIFO provision	71	—	—	—	71
Acquisition-related amortization	5	—	28	—	34

Adjusted gross profit (loss) (Non-GAAP measure)	$5,413	$1,110	$(9)	$—	$6,515

Selling, general and administrative expenses (GAAP)	$5,174	$1,783	$301	$62	$7,320
Impairment of intangible assets	—	(783)	—	—	(783)
Transformational cost management	(285)	(19)	—	(1)	(305)
Acquisition-related amortization	(75)	(16)	(115)	—	(206)
Acquisition-related costs	—	(16)	(44)	(8)	(69)
Certain legal and regulatory accruals and settlements	(34)	—	—	—	(34)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,779	$947	$143	$53	$5,922

Operating income (loss) (GAAP)	$251	$(672)	$(338)	$(62)	$(822)
Impairment of intangible assets	—	783	—	—	783
Transformational cost management	285	19	—	1	305
Acquisition-related amortization	80	16	143	—	239
LIFO provision	71	—	—	—	71
Acquisition-related costs	—	16	44	8	69
Adjustments to equity earnings in Cencora	63	—	—	—	63
Certain legal and regulatory accruals and settlements	34	—	—	—	34

Adjusted operating income (loss) (Non-GAAP measure)	$786	$163	$(151)	$(53)	$744

Gross margin (GAAP)	20.0%	21.6%	(5.9) %		19.8%
Adjusted gross margin (Non-GAAP measure)	20.3%	21.6%	(1.4) %		20.1%
Selling, general and administrative expenses percent to sales (GAAP)	19.4%	34.7%	48.4%		22.6%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.9%	18.4%	23.0%		18.3%
Operating margin[2]	0.6%	(13.1) %	(54.4) %		(2.8) %
Adjusted operating margin (Non-GAAP measure)[2]	2.4%	3.2%	(24.3) %		1.8%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two month reporting lag, operating income for the three month period ended August 31, 2022 includes Cencora equity earnings for the period of April 1, 2022 through June 30, 2022.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

NON-GAAP RECONCILIATIONS BY SEGMENT

	(in millions)
	Twelve months ended August 31, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$110,314	$22,198	$6,570	$—	$139,081
Gross profit (GAAP)	$22,115	$4,704	$252	$—	$27,072
LIFO provision	187	—	—	—	187
Acquisition-related amortization	21	—	102	—	123
Acquisition-related costs	—	—	60	—	60
Store damage and inventory loss insurance recovery	(14)	—	—	—	(14)

Adjusted gross profit (Non-GAAP measure)	$22,309	$4,704	$414	$—	$27,427

Selling, general and administrative expenses (GAAP)	$27,674	$4,326	$1,977	$228	$34,205
Certain legal and regulatory accruals and settlements	(7,466)	—	—	—	(7,466)
Transformational cost management	(830)	(222)	(115)	(14)	(1,181)
Acquisition-related amortization	(301)	(60)	(642)	—	(1,003)
Impairment of intangible assets	—	(299)	—	—	(299)
Acquisition-related costs	(19)	25	(241)	(27)	(263)
Store damage and inventory loss insurance recovery	25	—	—	—	25

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$19,083	$3,769	$980	$187	$24,019

Operating (loss) income (GAAP)	$(5,307)	$379	$(1,725)	$(228)	$(6,882)
Certain legal and regulatory accruals and settlements	7,466	—	—	—	7,466
Transformational cost management	830	222	115	14	1,181
Acquisition-related amortization	322	60	743	—	1,126
Acquisition-related costs	19	(25)	301	27	323
Impairment of intangible assets	—	299	—	—	299
Adjustments to equity earnings in Cencora	211	—	—	—	211
LIFO provision	187	—	—	—	187
Store damage and inventory loss insurance recovery	(40)	—	—	—	(40)

Adjusted operating income (loss) (Non-GAAP measure)	$3,689	$935	$(566)	$(187)	$3,871

Gross margin (GAAP)	20.0%	21.2%	3.8%		19.5%
Adjusted gross margin (Non-GAAP measure)	20.2%	21.2%	6.3%		19.7%
Selling, general and administrative expenses percent to sales (GAAP)	25.1%	19.5%	30.1%		24.6%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.3%	17.0%	14.9%		17.3%
Operating margin[2]	(5.0) %	1.7%	(26.3) %		(5.1) %
Adjusted operating margin (Non-GAAP measure)[2]	2.9%	4.2%	(8.6) %		2.4%

[1]

Operating loss for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two month reporting lag, operating loss for the twelve month period ended August 31, 2023 includes Cencora equity earnings for the period of July 1, 2022 through June 30, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

NON-GAAP RECONCILIATIONS BY SEGMENT

	(in millions)
	Twelve months ended August 31, 2022
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$109,078	$21,830	$1,795	$—	$132,703
Gross profit (loss) (GAAP)	$23,669	$4,618	$(22)	$—	$28,265
LIFO provision	135	—	—	—	135
Acquisition-related amortization	23	—	28	—	51

Adjusted gross profit (Non-GAAP measure)	$23,827	$4,618	$6	$—	$28,452

Selling, general and administrative expenses (GAAP)	$21,180	$4,964	$806	$345	$27,295
Acquisition-related amortization	(375)	(66)	(363)	—	(804)
Impairment of intangible assets	—	(783)	—	—	(783)
Certain legal and regulatory accruals and settlements	(768)	—	—	—	(768)
Transformational cost management	(605)	(133)	—	(26)	(763)
Acquisition-related costs	2	(89)	(67)	(69)	(223)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$19,434	$3,893	$376	$251	$23,954

Operating income (loss) (GAAP)	$2,907	$(346)	$(829)	$(345)	$1,387
Acquisition-related amortization	398	66	392	—	855
Impairment of intangible assets	—	783	—	—	783
Certain legal and regulatory accruals and settlements	768	—	—	—	768
Transformational cost management	604	133	—	26	763
Acquisition-related costs	(2)	89	67	69	223
Adjustments to equity earnings in Cencora	218	—	—	—	218
LIFO provision	135	—	—	—	135

Adjusted operating income (loss) (Non-GAAP measure)	$5,029	$726	$(370)	$(251)	$5,133

Gross margin (GAAP)	21.7%	21.2%	(1.2) %		21.3%
Adjusted gross margin (Non-GAAP measure)	21.8%	21.2%	0.3%		21.4%
Selling, general and administrative expenses percent to sales (GAAP)	19.4%	22.7%	44.9%		20.6%

Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.8%	17.8%	20.9%		18.1%
Operating margin [2]	2.3%	(1.6) %	(46.2) %		0.7%
Adjusted operating margin (Non-GAAP measure) [2]	4.0%	3.3%	(20.6) %		3.4%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two month reporting lag, operating income for the twelve month period ended August 31, 2022 includes Cencora equity earnings for the period of July 1, 2021 through June 30, 2022.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

OPERATING LOSS TO ADJUSTED EBITDA FOR THE U.S. HEALTHCARE SEGMENT

	(in millions)
	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Operating loss (GAAP) [1]	$(294)	$(338)	$(1,725)	$(829)
Acquisition-related amortization [2]	173	143	743	392
Acquisition-related costs [3]	36	44	301	67
Transformational cost management [4]	2	—	115	—

Adjusted operating loss (Non-GAAP measure)	(83)	(151)	(566)	(370)
Depreciation expense	37	14	129	36
Stock-based compensation expense [5]	16	4	61	22

Adjusted EBITDA (Non-GAAP measure)	$(30)	$(133)	$(376)	$(312)

[1]

The Company reconciles Adjusted EBITDA for the U.S. Healthcare segment to Operating loss as the closest GAAP measure for the segment profitability. The Company does not measure Net earnings attributable to Walgreens Boots Alliance, Inc. for its segments.

[2]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded within Selling, general and administrative expenses. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[3]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in operating income within the Consolidated Statement of Earnings. Examples of such costs include deal costs, severance, stock compensation and employee transaction success bonuses. These charges are primarily recorded within Selling, general and administrative expenses. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[4]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded within Selling, general and administrative expenses. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[5]	Includes GAAP stock-based compensation expense excluding expenses related to acquisition-related amortization and acquisition-related costs.

EQUITY EARNINGS IN CENCORA

	(in millions)
	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Equity earnings in Cencora (GAAP)	$65	$88	$252	$418
Acquisition-related intangibles amortization	36	38	133	152
LIFO expense/ (credit)	4	5	35	(8)
Employee severance, litigation, and other	—	13	21	58
Restructuring and other expenses	8	—	18	—
Acquisition integration and restructuring expenses	2	—	18	—
Turkey hyperinflation impact	9	8	16	8
Tax reform	1	5	5	12
Goodwill impairment	—	7	—	8
Impairment of assets	—	—	—	5
Impairment of non-customer note receivable	—	—	—	4
Gain on sale of businesses	—	(12)	—	(12)
Recovery of non-customer note receivable	(1)	—	(1)	—
Gain on remeasurement of equity investment	—	—	(1)	(18)
Certain discrete tax expense	—	—	(2)	7
Litigation and opioid-related expenses	(12)	—	(8)	—
Gain from antitrust litigation settlements	(15)	—	(23)	3

Adjusted equity earnings in Cencora (Non-GAAP measure)	$98	$152	$463	$636

ADJUSTED EFFECTIVE TAX RATE

	(in millions)
	Three months ended August 31, 2023			Three months ended August 31, 2022
	(Loss) earnings before income tax provision	Income tax (benefit) provision	Effective tax rate	(Loss) earnings before income tax provision	Income tax (benefit) provision	Effective tax rate
Effective tax rate (GAAP)	$(375)	$(151)	40.3%	$(758)	$(235)	31.1%
Impact of non-GAAP adjustments	926	394		1,428	323
Adjusted tax rate true-up	—	(174)		—	(37)
Equity method non-cash tax	—	(11)		—	(16)

Subtotal	$551	$57		$670	$35
Exclude adjusted equity earnings in Cencora	(98)	—		(152)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$453	$57	12.6%	$519	$35	6.7%

	(in millions)
	Twelve months ended August 31, 2023			Twelve months ended August 31, 2022
	(Loss) earnings before income tax provision	Income tax (benefit) provision	Effective tax rate	Earnings before income tax provision	Income tax (benefit) provision	Effective tax rate
Effective tax rate (GAAP)	$(5,419)	$(1,858)	34.3%	$3,985	$(30)	(0.8)%
Impact of non-GAAP adjustments	8,804	2,180		845	752
Adjusted tax rate true-up	—	7		—	—
Equity method non-cash tax	—	(44)		—	(70)

Subtotal	$3,384	$285		$4,830	$651
Exclude adjusted equity earnings in Cencora	(463)	—		(636)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$2,921	$285	9.8%	$4,194	$651	15.5%

FREE CASH FLOW

	(in millions)
	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Net cash provided by operating activities (GAAP)	$1,039	$85	$2,258	$3,899
Less: Additions to property, plant and equipment	(484)	(493)	(2,117)	(1,734)
Plus: Acquisition related payments [1]	$(6)	$—	$524	$—

Free cash flow (Non-GAAP measure) [2]	$549	$(407)	$665	$2,165

1

During the three months ended February 28, 2023, the Company paid $335 million to settle liability classified share-based payment awards related to acquiring the remaining 30% equity interest in Shields. The Company also paid one-time compensation costs related to VillageMD’s acquisition of Summit. During the three months ended May 31, 2023, the Company paid $101 million to settle liability classified share-based payment awards related to acquiring the remaining 45% equity interest in CareCentrix. These payments are not indicative of normal operating performance.

2

Free cash flow is defined as net cash provided by operating activities in a period less additions to property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to the entire statements of cash flows.

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